Exhibit 99.1

Coach, Inc.
Schedule of Reclassified Reportable Segment Data
Supplemental Financial Information
(dollars in thousands and unaudited)

	2012					2011
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Full Year	Full Year

Net sales

North America	$728,632	$1,069,759	$737,947	$780,557	$3,316,895	$2,974,683
International	313,557	367,610	358,634	361,988	1,401,789	1,147,431
Other*	8,170	11,280	12,400	12,646	44,496	36,393
Corporate Unallocated	-	-	-	-	-	-
Total	$1,050,359	$1,448,649	$1,108,981	$1,155,191	$4,763,180	$4,158,507

Operating income (loss)

North America	$308,824	$498,442	$317,417	$323,281	$1,447,964	$1,251,385
International	130,902	150,061	142,240	130,632	553,835	440,540
Other*	3,122	6,840	7,055	13,389	30,406	27,298
Corporate Unallocated	(120,882)	(154,442)	(129,220)	(115,672)	(520,216)	(414,299)
Total	$321,966	$500,901	$337,492	$351,630	$1,511,989	$1,304,924

*	Net sales and operating income (loss) in the Other category, which is not a reportable segment, consists of sales generated in ancillary channels, including licensing.